EXHIBIT 99.2(g)
---------------
[INVESTMENT ADVISORY AGREEMENT]



                       INVESTMENT ADVISORY AGREEMENT

This Agreement is entered into this 1st day of January, 1999 between Zazove Associates, L.L.C., a Delaware limited liability company (the "Advisor") and Zazove Convertible Securities Fund, Inc., a Maryland corporation (the "Fund"):

1. DISCRETIONARY AUTHORITY. Advisor shall have full power to supervise and direct the investment of the Fund's assets including decisions as to whether, when and how to buy, sell, exchange, invest, reinvest or retain the assets of the Fund, making and implementing investment decisions all without prior consultation with the Fund or its directors, consistent with the investment policies as set forth in Paragraph 2 and the investment objectives and fundamental policies of the Fund set forth in the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as it may be amended from time to time. Advisor shall have complete discretion as to the nature, amount and timing of all such transactions.

2. INVESTMENT POLICIES. Advisor shall manage the assets of the Fund primarily through the creation and maintenance of a portfolio of convertible securities. Convertible securities consist of convertible bonds and convertible preferred stocks, but may also include warrants and similar instruments that may be exchanged at the holder's option into a predetermined number of the issuer's or another party's shares of common stock. Advisor is also authorized to invest assets of the Fund in other financial instruments including common stocks, preferred stocks, bonds, options, warrants, mutual funds, short-term money market instruments and similar financial instruments. Securities purchased for the Fund may be publicly or privately issued by domestic or foreign companies and may be non-investment grade.

      The Fund shall be managed in a manner consistent with the description of the Fund's investment strategy and policies contained in the Fund's Private Placement Memorandum and the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as it may be amended from time to time.

3.    CUSTODY.

      (a) Except in respect of assets invested in the Partnership, the assets of the Fund shall be held by the bank, trust company, broker-dealer or other entity appointed by the Fund as custodian of the Fund (the "Custodian"). The Fund shall enter into an agreement with Custodian (the "Custodial Agreement") that provides for Custodian to be responsible at all times for the physical custody of the assets of the Fund and for the collection of interest, dividends and other income attributable to the assets of the Fund.

      (b) The Custodial Agreement shall provide, in part, that (i) Advisor shall have complete authority to direct the investment of the Fund,
(ii) Custodian shall supply reports to the Fund of the activity in the account at least once each month, and (iii) Custodian shall supply reports to Advisor of the activity in the Fund on a monthly basis. The Fund shall instruct Custodian to deliver a copy of the Custodial Agreement to Advisor.


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4.    BROKERAGE.

      (a) Advisor may place orders for the execution of transactions with or through such brokers, dealers, or banks (referred to collectively as "Brokers") as Advisor may select. In selecting Brokers to execute transactions on behalf of the Fund, Advisor will seek the best overall terms available. In assessing the best overall terms available for any transaction, Advisor may consider such factors as it deems relevant, including, the breadth of the market in the security, the price of the security, the reliability, financial condition and execution capability of the Broker, research services, reasonableness of the commission and other factors.

      (b) The Fund understands that Advisor may execute brokerage transactions for the Fund through Brokers who also provide Advisor with "research services," as defined in section 28(e)(3) of the Securities Exchange Act of 1934. The Fund understands that the commission paid to such Brokers could, in certain cases, be in excess of the amount of commission another Broker would charge for the same transaction. Before effecting any such transaction, Advisor will determine in good faith that the amount of such commission is reasonable in relation to the value of the brokerage and research services provided by such Broker, viewed in terms of either that particular transaction or Advisor's overall responsibilities to all of its clients. The research services may include, among other things, research reports on companies, industries or securities; economic and financial data; financial publications; research oriented computer hardware, software and services; and quotation terminals and related services. Research furnished by Brokers may benefit all or only some of the Advisor's clients, including the Fund, and could be used in connection with accounts other than those that generated the commission to the Brokers providing the services. Advisor's ability to obtain such research services is an integral factor in the establishment of Advisor's fees hereunder.

      (c) The Fund understands that Advisor engages in the practice of placing aggregate orders for the purchase or sale of securities on behalf of its clients, which could include the Fund. In all cases in which an aggregate order to purchase or sell securities is placed by Advisor, each account that participates in the aggregated order will participate at the average price and all transactions costs will be shared on a pro-rata basis. Advisor will act in good faith in the allocation of aggregated orders such that no account (including the Fund's account) is favored over any other account.

5. VOTING OF PORTFOLIO SECURITIES. Decisions on voting of proxies will be made by Advisor. the Fund indemnifies and holds harmless Advisor and its members, officers and employees against any and all claims relating to the decision of Advisor on the voting of proxies, including the decision to refrain from voting.

6. DIVIDENDS AND EARNINGS. Unless otherwise specified in writing by the Fund, all dividends, interest and proceeds of sales with respect to Fund assets will remain in the Fund for reinvestment.

7. CONFIDENTIAL RELATIONSHIP. All information and advice furnished by either party to the other shall be treated as confidential and shall not be disclosed to third parties except as otherwise agreed or as required by law.



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8.    NON-EXCLUSIVE CONTRACT/CONFLICT OF INTEREST.  Advisor acts as Advisor to other clients and may give advice, and take action, with respect to any of those which may differ from the advice given, or the timing or nature of action taken, with respect to the Fund. Advisor shall have no obligation to purchase or sell for the Fund, or to recommend for purchase or sale by the Fund, any security which Advisor, its members, affiliates or employees may purchase or sell for themselves or for any other clients. The Fund recognizes that transactions in a specific security may not be accomplished for all of Advisor's client accounts at the same time or at the same price.


9. EXCULPATION. Except as otherwise required by applicable law, Advisor and its officers, members, agents and employees shall not be liable for any action or inaction taken or omitted to be taken, or for any errors of judgment, in managing the assets of the Fund; provided, however, that such action or inaction was taken or omitted to be taken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund and did not constitute gross negligence, willful misconduct or material breach of this Agreement or any fiduciary obligation to the Fund. Advisor and its officers, members, agents and employees shall not be liable for any action or inaction taken or omitted to be taken by Custodian or any Broker or other third party. Notwithstanding the foregoing, the Federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and, therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under any Federal securities laws.

10. INDEMNIFICATION. The Fund shall indemnify and hold harmless the Advisor, its affiliates, and the partners, shareholders, members, officers, directors, agents and employees of any of them from and against any loss, expense, damage or injury suffered or sustained by any of them by reason of any acts, omissions or alleged acts or omissions arising out of any of their activities on behalf of the Fund, in furtherance of the interests of the Fund, or in connection with the issuance and sale of interest in the Fund, including but not limited to any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the investigation, defense or settlement of any actual or threatened action, proceeding or claim; provided, that such acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund and did not constitute gross negligence, willful misconduct or material breach of this Agreement or any fiduciary obligation to the Fund. The termination of any action, proceeding or claim by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Any such indemnification, however, shall only be from the assets of the Fund.

      The foregoing agreement of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party. This foregoing indemnity provision shall not increase the liability of any shareholder of the Fund beyond the amount of such shareholder's capital and profits (exclusive of distributions or other returns of capital, including redemptions).

11. AGREEMENT NOT ASSIGNABLE. No assignment (as that term is defined in the Investment Advisers Act of 1940, as amended) of this Agreement may be made by Advisor without the prior written consent of the Fund.

12. TERMINATION. This Agreement may be terminated at any time by either the Fund or Advisor upon not less than sixty days prior written notice to the other party. Fees will be prorated to the date of


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      termination and any unearned portion of prepaid fees will be refunded to the Fund without penalty.

13.   REPRESENTATIONS.

      (a) Advisor represents that it is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and that such registration is currently effective.

      (b) The Fund understands and acknowledges that (i) engaging Advisor to manage the Fund is appropriate for sophisticated investors who can accept fluctuations in principal value, (ii) all investment in securities involve a risk of loss of capital and no guaranty or representation can be made by Advisor that the Fund will generate profits or that the Fund will not incur loss of invested capital, and (iii) Advisor does not make any guaranties regarding the future performance or success of the Fund.

      (c) The Fund represents that entering into this Agreement, including the granting of the right to make decisions with respect to the voting of proxies, is (i) authorized by, has been accomplished in accordance with, and does not violate, any documents governing the Fund and
(ii) not in violation of any law, rule, regulation, order, writ, judgment, injunction or other decree applicable to the Fund.

14.   MANAGEMENT FEES.

      (a) MONTHLY MANAGEMENT FEE. In consideration for services provided hereunder, the Fund shall pay Advisor a monthly fee in an amount equal to the sum of:

            (i) one-twelfth (1/12th) of two percent (2%) of the first twenty (20) million dollars of Fund capital as of the opening of business on the first business day of each month,

            (ii) one-twelfth (1/12th) of one and one half percent (1-1/2%) of the next fifty (50) million dollars of Fund capital as of the opening of business on the first business day of each month, and

            (iii) one-twelfth (1/12th) of one percent (1%) of Fund capital in excess of seventy (70) million dollars as of the opening of business on the first business day of each month.

            The management fee shall become due and payable after the first day of each month. The Advisor is authorized to request the payment of management fees directly from the custodian, provided, that a copy of the monthly invoice is also delivered to the Fund. The management fee will be prorated in the event the Fund commences or terminates trading other than at the beginning of a month.

15. EXPENSES. All expenses of any sort or kind relating to the Fund, including, but not limited to, brokerage and custody fees, and other costs of safekeeping, transport and acquisition and disposition of securities shall be incurred by the Fund.

16. DISCLOSURE STATEMENT. The Fund acknowledges that it has received a copy of the Advisor's Disclosure Statement that is on file with the Securities and Exchange Commission (Part II of Form ADV). Notwithstanding anything to the contrary in this Agreement, the Fund


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      shall have the option to terminate this Agreement within five business days after the date of execution of this Agreement; provided, however, that any investment action taken by Advisor with respect to the Fund prior to the effective date of such termination shall be at the Fund's risk. In the event that the Fund terminates the Agreement pursuant to this
Section 17, the termination shall be effective immediately and any all prepaid management fees shall be refunded in full.

17. INDEPENDENT CONTRACTOR. For all purposes of this Agreement, the Advisor shall be an independent contractor and not an employee or independent agent of the Fund; nor shall anything herein be construed as making the Fund a partner or co-venturer with the Advisor or any of its other clients. Except as provided in this Agreement, the Advisor shall not have any authority to bind, obligate or represent the Fund. The Fund shall at all times retain possession of, and all rights, title and interest in the Account, securities and all monies generated by the trading of the Account.

18.   NOTICES.

      Any communications or notices provided for in this Agreement shall be sent to the Advisor and to the Fund in writing to the following address, or to such other addresses as the parties may direct by written notice hereunder.

      If to the Advisor:

            Zazove Associates, L.L.C.
            4801 W. Peterson Ave., Suite 615
            Chicago, Illinois 60646
            Facsimile No.: (773) 283-7920

      If to the Fund:

            Zazove Convertible Securities Fund, Inc.
            4801 W. Peterson Ave., Suite 615
            Chicago, Illinois 60646
            Facsimile No.: (773) 283-7920

      All communications or notices sent to the addresses or telecommunication numbers provided above (or as otherwise directed by the parties by notice hereunder) shall be deemed to have been duly given upon receipt.

19.   MISCELLANEOUS.

      (a) This Agreement may be modified, amended, or supplemented only by a written instrument signed by the parties to be bound or affected by such amendment.

      (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

      (c) Headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

      (d) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof.



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      (e)   If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.



                         *  *  *  *  *  *  *  *  *


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                        ZAZOVE CONVERTIBLE SECURITIES FUND, INC.


                        By:    /s/  Steven M. Kleiman
                              ------------------------------
                                    Name:  Steven M. Kleiman
                                    Title:  Director



                        ZAZOVE ASSOCIATES, L.L.C.


                        By:    /s/ Steven M. Kleiman
                              ------------------------------
                                    Name:  Steven M. Kleiman
                                    Title:  Chief Operating Officer